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                        Affinity Technology Group, Inc.
                        Public Offering of Common Stock

                                                                April 3, 1996

Donaldson, Lufkin & Jenrette
  Securities Corporation
Montgomery Securities
As Representatives of the several Underwriters,

Dear Sirs:

  This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Affinity Technology Group, Inc., a Delaware corporation (the "Company"), and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $.0001 par value (the "Common Stock"), of the Company.

  In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 180 days following the day on which the Underwriting Agreement is executed without the prior written consent of

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Montgomery Securities other than shares of Common Stock disposed of as bona fide gifts.

  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                          Yours very truly,
                                          Carolina First Corporation

                                          (Signature of Mack Whittle Jr.
                                           appears here)

                                          by: Mack Whittle Jr.
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